ARTICLES OF INCORPORATION

OF

CETRONE ENERGY COMPANY
PURSUANT TO NRS 78

Document Number 20080059862-30
Filing Date and Time 01/28/2008  8:35 AM
Entity Number E0059792008-4

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

1. Name of Corporation:                                                       Cetrone Energy Company

2. Resident Agent
    Name and Street
    Address:                                                       InCorp Services, Inc.
3155 East Patrick Lane – Suite 1
Las Vegas, Nevada 89120-3481

3. Shares:                                                       Number of shares corporation is authorized to issue:  50,000,000
Par value: $0.0010

4. Name &
    Address
    of Board of
    Directors/Trustees:                                                       Michael Cetrone
3155 East Patrick Lane – Suite 1
Las Vegas, Nevada 89120-3481

5. Purpose:	Any Legal Purpose

6. Name, Address
    and Signature of
    Incorporator.                                         Doug Ansell on behalf of InCorp Services, Inc.  /s/ Doug Ansell
3155 East Patrick Lane – Suite 1
Las Vegas, Nevada 89120-3481

7. Certificate of
    Acceptance of
    Appointment of
Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.

/s/ Doug Ansell January 18, 2008